EXHIBIT 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Henry A. Diamond	Andrew Spender
Group Vice President	Vice President
Investor Relations and Corporate Finance	Corporate Communications
+1 203 316 3399	+1 203 316 3268
henry.diamond@gartner.com	andrew.spender@gartner.com
Gartner Completes Acquisition of AMR Research, Inc.
STAMFORD, Conn., December 21, 2009 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today announced that it has completed its previously announced acquisition of AMR Research, Inc. for approximately $63 million in cash. With projected full year 2009 revenues of approximately $40 million, AMR Research is a leading research and advisory services firm serving supply chain management and IT professionals.
Gene Hall, Gartner’s chief executive officer, said, “AMR is the gold standard for research focused on supply chain management, which is a central and growing issue for many large organizations. Supply chain management and IT are inextricably linked, so this acquisition is an excellent strategic fit for our business. We will leverage our scale and worldwide distribution to sell AMR’s world-class suite of research, consulting and events to our much larger client base, as well as introduce Gartner’s services to AMR’s existing clients.”
As previously announced, Gartner does not expect the acquisition of AMR Research to have a material impact on its 2009 financial results, but does expect it to be significantly accretive to its revenue, earnings and cash flow over time. Details on the expected financial impact of the acquisition are contained in Gartner’s press release dated December 1, 2009. In addition, Gartner plans to provide further information on the transaction on its fourth quarter 2009 earnings conference call.
About Gartner
Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. We deliver the technology-related insight necessary for our clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to technology investors, we are the valuable partner to approximately 60,000 clients in 10,000 distinct organizations. Through the resources of Gartner Research, Gartner Executive Programs, Gartner Consulting and Gartner Events, we work with every client to research, analyze and interpret the business of IT within the context of their individual role. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has approximately 4,100 associates, including 1,100 research analysts and consultants, and clients in 80 countries.
Safe Harbor Statement
Statements contained in this press release regarding Gartner’s expected acquisition of AMR Research, the expected benefits from the acquisition and its expected impact on Gartner’s future financial results, as well as all other statements in this release other than recitation of historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to, ability to expand or even retain Gartner’s customer base; ability to grow or even sustain revenue from individual customers; ability to retain the professional staff of research analysts and consultants upon whom Gartner is dependent; ability to achieve and effectively manage growth; ability to pay Gartner’s debt obligations; ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; ability to carry out Gartner’s strategic initiatives and manage associated costs; substantial competition from existing competitors and potential new competitors; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on Gartner’s businesses and operations; general economic conditions; and other risks listed from time to time in Gartner’s reports filed with the Securities and Exchange Commission, including Gartner’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These filings can be found on Gartner’s Web site at www.gartner.com/investors and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
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